Form N-SAR
Item 77 Q(e)
Investment Advisory Agreements
The RBB Fund, Inc.


1. 	Form-of Investment Advisory Agreement between The RBB
Fund, Inc. and Sustainable Asset Management USA, Inc. with respect to the SAM Sustainable Global Active Fund is incorporated herein by reference as exhibit (d)(30) to Registrant's Post-Effective Amendment No. 128 as filed electronically with the SEC on January 26, 2009. (Accession No. 0001193125-09-011091).

2. 	Form-of Investment Advisory Agreement between The RBB
Fund, Inc. and Sustainable Asset Management USA, Inc. with respect to the SAM Sustainable Themes Fund is incorporated herein by reference as exhibit (d)(31) to Registrant's Post-Effective Amendment No. 128 as filed electronically with the SEC on January 26, 2009. (Accession No. 0001193125-09-011091).